Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-231784, 333-237362, 333-254617, 333-263657, 333-270334, 333-277189 and 333-285028) and Form S-3 (No. 333-254606, 333-238849 and 333-272936) of IDEAYA Biosciences, Inc. of our report dated February 17, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 17, 2026